UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2007
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)		33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Description of Loan, Promissory Note and Mortgage Agreements
     In connection with the acquisition of the Property described in Item 2.01 below, on January 4, 2007, SBS Miami Broadcast Center, Inc. (“SBS Miami Broadcast Center”), a wholly owned subsidiary of Spanish Broadcasting System, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”), a ten-year promissory note in the original principal amount of $7,650,000 (the “Note”), and a Mortgage, Assignment of Rents and Security Agreement (the “Mortgage”) in favor of Wachovia Bank, National Association (“Wachovia”). The Note bears an interest rate equal to one-month LIBOR plus 125 basis points and requires monthly principal payments of $25,500 with any unpaid balance due on its maturity date of January 4, 2017. The Note is secured by the Property and any related collateral.
     The terms of the loan include certain restrictions and covenants for SBS Miami Broadcast Center, which limit, among other things, the incurrence of additional indebtedness and liens. The Loan specifies a number of events of default (some of which are subject to applicable cure periods), including, among others, the failure to make payments when due, noncompliance with covenants and defaults under other agreements or instruments of indebtedness. Upon the occurrence of an event of default and expiration of any applicable cure periods, Wachovia may accelerate the loan and declare all amounts outstanding to be immediately due and payable.
Interest Rate Swap Agreement
     On January 4, 2007, SBS Miami Broadcast Center entered into an interest rate swap arrangement (the “Swap Agreement”) for the original notional principal amount of $7,650,000 whereby it will pay a fixed interest rate of 6.31% as compared to interest at a floating rate equal to one-month LIBOR plus 125 basis points on the Note. The interest rate swap amortization schedule is identical to the Note amortization schedule, which has an effective date of January 4, 2007, monthly notional reductions and an expiration date of January 4, 2017.
Unconditional Guaranty
     On January 4, 2007, the Company agreed to unconditionally guaranty all obligations of SBS Miami Broadcast Center pursuant to the Promissory Note, the Loan Agreement, the Mortgage, the loan documents thereto, and the Swap Agreement, for the benefit of Wachovia and its affiliates (the “Guaranty”). In addition, the terms of the Guaranty contain certain financial covenants, which require the Company to maintain available liquidity of not less than 1.2 times the then outstanding principal balance of the loan made to SBS Miami Broadcast Center by Wachovia.
     The foregoing description of the loan documentation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, the related Note, the Mortgage and the Guaranty, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Completion of Purchase and Sale Agreement
     On January 4, 2007, the Company, through its wholly owned subsidiary, SBS Miami Broadcast Center, completed the acquisition of that certain real property located in Miami-Dade County, Florida pursuant to the Purchase and Sale Agreement, dated August 24, 2006, as amended on September 25, 2006, as further amended on October 25, 2006 (the “Purchase Agreement”). The real property consists of 5.47 acres (234,208 square feet) and approximately 62,000 square feet of office space (the “Property”). The Property was acquired from 7007 Palmetto Investments, LLC (“Seller”), an unrelated third party, for a total purchase price of approximately $8,882,500, excluding closing costs and broker’s fees. The Company expects to incur significant construction costs for the new broadcasting facility. The Company funded the purchase price using cash on hand and borrowings as described in Item 1.01 above.
     Upon the completion of construction at the building, the Company will consolidate its Miami radio and television operations at the new broadcasting facility. The Company is currently in negotiations for the release of the leased space currently occupied by the television operations located at 2601 South Bayshore Drive, Coconut Grove, Florida, where we rent executive offices indirectly owned by Raúl Alarcón, Jr. and for the release of the leased studios and offices of our Miami radio stations currently located in leased facilities, which are indirectly owned by Raúl Alarcón, Jr. and Pablo Raúl Alarcón, Sr.
Termination of Lease Agreement
     On January 4, 2007, SBS Miami Broadcast Center terminated the triple net lease agreement (the “Lease Termination”) with Seller for the office space of approximately 62,000 square feet at a base rent of $5,166 per month, plus applicable taxes and insurance. A copy of the Lease Termination is attached hereto as Exhibit 10.5.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 above is incorporated herein by reference.
Safe Harbor Statement; Forward Looking Statements.
     This report contains forward-looking statements that involve significant risks and uncertainties, including those discussed in this report and others that can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our periodic reports on Form 10-Q and Form 8-K. We are providing this information as of the date of this report and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
     We caution investors not to place undue reliance on the forward-looking statements contained in this report. No forward-looking statement can be guaranteed and actual events and results may differ materially from those projected.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.

10.1	—	Loan Agreement dated January 4, 2007, by and between Wachovia Bank, National Association (“Wachovia”) and SBS Miami Broadcast Center, Inc. (“SBS Miami Broadcast Center”).

10.2	—	Promissory Note, dated January 4, 2007, by SBS Miami Broadcast Center in favor of Wachovia.

10.3	—	Mortgage, Assignment of Rents and Security Agreement dated January 4, 2007, by and between Wachovia and SBS Miami Broadcast Center.

10.4	—	Unconditional Guaranty dated January 4, 2007, by Spanish Broadcasting System, Inc. in favor of Wachovia.

10.5	—	Termination of Lease dated January 4, 2007, by and between the Seller and SBS Miami Broadcast Center.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
January 10, 2007	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.		Description

10.1	—	Loan Agreement dated January 4, 2007, by and between Wachovia Bank, National Association (“Wachovia”) and SBS Miami Broadcast Center, Inc. (“SBS Miami Broadcast Center”).

10.2	—	Promissory Note, dated January 4, 2007, by SBS Miami Broadcast Center in favor of Wachovia.

10.3	—	Mortgage, Assignment of Rents and Security Agreement dated January 4, 2007, by and between Wachovia and SBS Miami Broadcast Center.

10.4	—	Unconditional Guaranty dated January 4, 2007, by Spanish Broadcasting System, Inc. in favor of Wachovia.

10.5	—	Termination of Lease dated January 4, 2007, by and between the Seller and SBS Miami Broadcast Center.